FIRST LEHIGH CORPORATION
COMPUTATION OF EARNINGS PER SHARE                                  EXHIBIT 11.1
NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997


                                                SEPTEMBER      SEPTEMBER
       BASIC EPS:                                30, 1998      30, 1997
       ----------                                --------      --------
       NET INCOME (LOSS)                        (1,495,335)    2,685,277
       LESS PREFERRED STOCK DIVIDENDS:
           SERIES A                               (166,493)     (166,493)
           SENIOR                                 (167,863)     (168,818)
                                                ----------    ----------
       NET INCOME (LOSS) AVAILABLE TO
        COMMON SHAREHOLDERS                     (1,829,691)    2,349,966
                                                ----------    ----------
       COMMON STOCK OUTSTANDING:                 2,053,907     2,000,000
                                                ----------    ----------
       EARNINGS PER SHARE - BASIC                    (0.89)         1.17
                                                ==========    ==========

                                                SEPTEMBER      SEPTEMBER
       DILUTED EPS:                              30, 1998      30, 1997
       ------------                              --------      --------
       NET INCOME (LOSS)                        (1,495,335)    2,685,277
                                                ----------     ---------
       DILUTED EFFECT OF POTENTIAL
         COMMON STOCK:
            COMMON STOCK                         2,053,907     2,000,000
            STOCK OPTIONS                           60,000        60,000
            HYPOTHETICAL SHARE REPURCHASE (1)      (32,746)      (39,070)
            COMMON SHARES ISSUED UPON
              ASSUMED CONVERSION:
                SERIES A (2)                       545,600       545,600
                SENIOR (3)                         896,456       900,363
                                                ----------    ----------
       DILUTIVE COMMON STOCK
       OUTSTANDING:                              3,523,217     3,466,893
                                                ----------    ----------
       EARNINGS PER SHARE - DILUTED (4)              (0.42)         0.77
                                                ==========    ==========


----------
(1) ASSUMES CONVERSION OF THE STOCK OPTIONS INTO COMMON SHARES USING TREASURY STOCK METHOD OF COMPUTATION.

(2) ASSUMES THE CONVERSION OF THE SERIES A PREFERRED STOCK INTO COMMON SHARES AT THE RATE OF .8 SHARES OF COMMON STOCK FOR EACH SHARE OF SERIES A PREFERRED STOCK. THE CONVERSION RATE OF SERIES A PREFERRED STOCK CHANGED FROM .8 TO .72 IN MARCH 1996. HOWEVER, THE BOARD OF DIRECTORS HAS APPROVED AN AMENDMENT THAT WOULD RETAIN THE .8 CONVERSION RATE UNTIL MARCH 1999, SUBJECT TO SHAREHOLDER APPROVAL. FOR PURPOSES OF THIS CALCULATION THE CONVERSION RATE OF .8 WAS USED.

(3) ASSUMES CONVERSION OF SENIOR PREFERRED SHARES INTO COMMON STOCK AT FULL VALUE SINCE THE BASE VALUE APPROXIMATES MARKET VALUE.

(4) ANTIDILUTIVE; IN 1998, BASIC EARNINGS PER SHARE WILL BE UTILIZED.


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FIRST LEHIGH CORPORATION
COMPUTATION OF EARNINGS PER SHARE                                   EXHIBIT 11.1
THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                                 SEPTEMBER     SEPTEMBER
       BASIC EPS:                                 30, 1998      30, 1997
                                                ----------    ----------
       NET INCOME (LOSS)                        (1,789,244)      729,147
       LESS PREFERRED STOCK DIVIDENDS:
           SERIES A                                (55,498)      (55,498)
           SENIOR                                  (55,889)      (56,273)
                                                ----------    ----------
       NET INCOME (LOSS) AVAILABLE TO
        COMMON SHAREHOLDERS                     (1,900,631)      617,376
                                                ----------    ----------
       COMMON STOCK OUTSTANDING:                 2,056,140     2,000,000
                                                ----------    ----------
       EARNINGS PER SHARE - BASIC                    (0.92)         0.31
                                                ==========    ==========

                                                 SEPTEMBER     SEPTEMBER
       DILUTED EPS:                               30, 1998      30, 1997
                                                ----------    ----------
       NET INCOME (LOSS)                        (1,789,244)      729,147
                                                ----------    ----------
       DILUTED EFFECT OF POTENTIAL
         COMMON STOCK:
            COMMON STOCK                         2,056,140     2,000,000
            STOCK OPTIONS                           60,000        60,000
            HYPOTHETICAL SHARE REPURCHASE (1)      (36,226)      (39,070)
            COMMON SHARES ISSUED UPON
              ASSUMED CONVERSION:
                SERIES A (2)                       545,600       545,600
                SENIOR (3)                         894,223       900,363
                                                ----------    ----------
       DILUTIVE COMMON STOCK
       OUTSTANDING:                              3,519,737     3,466,893
                                                ----------    ----------
       EARNINGS PER SHARE - DILUTED (4)              (0.51)         0.21
                                                ==========    ==========



----------
(1) ASSUMES CONVERSION OF THE STOCK OPTIONS INTO COMMON SHARES USING TREASURY STOCK METHOD OF COMPUTATION.

(2) ASSUMES THE CONVERSION OF THE SERIES A PREFERRED STOCK INTO COMMON SHARES AT THE RATE OF .8 SHARES OF COMMON STOCK FOR EACH SHARE OF SERIES A PREFERRED STOCK. THE CONVERSION RATE OF SERIES A PREFERRED STOCK CHANGED FROM .8 TO .72 IN MARCH 1996. HOWEVER, THE BOARD OF DIRECTORS HAS APPROVED AN AMENDMENT THAT WOULD RETAIN THE .8 CONVERSION RATE UNTIL MARCH 1999, SUBJECT TO SHAREHOLDER APPROVAL. FOR PURPOSES OF THIS CALCULATION THE CONVERSION RATE OF .8 WAS USED.

(3) ASSUMES CONVERSION OF SENIOR PREFERRED SHARES INTO COMMON STOCK AT FULL VALUE SINCE THE BASE VALUE APPROXIMATES MARKET VALUE.

(4)  ANTIDILUTIVE; IN 1998, BASIC EARNINGS PER SHARE WILL BE UTILIZED.

                                       42